Addendum to the loan agreement dated 28/01/2007

Extension

LOAN AGREEMENT

between

DTB Patente GmbH
represented by the Managing Director
Rainer Rotthäuser
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
represented by the Managing Director
Günter Thiemann
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, to which this addendum applies, is changed, effective immediately, in § 2 paragraphs 2 and 3 as follows:

§ 2 Interest, term and repayment of loan

2.	The term shall be extended by 12 months and ends on 28/01/2009.
3.	The loan shall be repaid on 28/01/2009 into the lender’s account.

All of the other provisions of the agreement remain unchanged and valid.

Haltern, on 22/01/2008

[Signature]

DTB Patente GmbH	EDI Exploration Drilling International GmbH
- Lender -	- Borrower -